EXHIBIT 99.1

Advanced Cell Technology Announces 2012 Second Quarter Results

Press Release: Advanced Cell Technology, Inc. – Wed, Aug 8, 2012 4:00 PM EDT

MARLBOROUGH, Mass.--(BUSINESS WIRE)--

Advanced Cell Technology, Inc. (“ACT”, OTCBB: ACTC)(the “Company”), a leader in the field of regenerative medicine, announced today second quarter financial results for the period ended June 30, 2012.

Highlights of the second quarter include:

  Company adds Massachusetts Eye and Ear as Additional Site for Clinical Trial for Dry Age-Related Macular Degeneration using human Embryonic Stem Cell-Derived Retinal Pigment Epithelial (RPE) Cells
  ACT Announced Data Safety Monitoring Board Approval to increase RPE Dosage for Stargardt’s Disease Patients in U.S. Trial
  Treated Second and Third Patient completing the first cohort of U.S. Dry AMD Clinical Trial
  Appointed Michael Heffernan, pharmaceutical product development expert, to the Company’s Board of Directors
  Added Bascom Palmer Eye Institute in Florida, U.S. News and World Report top ranked opthalmology hospital, as an additional site for dry-AMD Clinical trial

Second Quarter 2012 Financial Results

ACT had revenue totaling $218,184 for the 2012 second quarter, compared to revenue of $153,688 in the prior year. Revenue was generated through license fees and royalty payments. Research and Development expenses for the three months ended June 30, 2012 and 2011 were $2,068,098 and $1,532,271 respectively.

The Company reported a loss from operations of $(4.5) million in the 2012 second quarter compared to a loss from operations of $(3.6) million in the 2011 second quarter. ACT reported a net loss of $(4.0) million or $(0.00) loss per share in the 2012 second quarter, compared to a net loss in the same period of 2011 of $(4.8) million, or $(0.0) per share.

Net cash used in operations for the 2012 second quarter was $2.9 million, compared to net cash used in operations of $3.3 million in the same period in 2011. The net cash used in operations was a result of ongoing clinical activities. The Company ended the 2012 second quarter with cash and cash equivalents of $9.9 million, compared to approximately $10.8 million as of March 31, 2012.

“We are pleased with our progress to date in our ongoing Phase I/II clinical trials for the treatment of Stargardt’s Macular Dystrophy (SMD) and Dry Age-Related Macular Degeneration (Dry AMD),” said Gary Rabin, interim Chairman and CEO of ACT. “The promising preliminary results from the first cohort have positioned the Company well as we enter the second cohort and higher dosage in our landmark macular degeneration trials.”

The company will hold a conference call and webcast to discuss the second quarter results and provide a corporate update today at 4:30 p.m. eastern time.

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Interested parties may access the call live by dialing (888) 264-3177 or 706-902-4345 and using conference ID 90962449. This event is also being streamed via webcast. The webcast is available at:

http://us.meeting-stream.com/advancedcelltechnology080812.

A replay of the call will also be available via the same link.

About Advanced Cell Technology, Inc.

Advanced Cell Technology, Inc., is a biotechnology company applying cellular technology in the field of regenerative medicine. For more information, visit www.advancedcell.com.

Forward-Looking Statements

Statements in this news release regarding future financial and operating results, future growth in research and development programs, potential applications of our technology, opportunities for the company and any other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: limited operating history, need for future capital, risks inherent in the development and commercialization of potential products, protection of our intellectual property, and economic conditions generally. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in the company’s periodic reports, including the report on Form 10-K for the year ended December 31, 2011. Forward-looking statements are based on the beliefs, opinions, and expectations of the company’s management at the time they are made, and the company does not assume any obligation to update its forward-looking statements if those beliefs, opinions, expectations, or other circumstances should change. Forward-looking statements are based on the beliefs, opinions, and expectations of the company’s management at the time they are made, and the company does not assume any obligation to update its forward-looking statements if those beliefs, opinions, expectations, or other circumstances should change. There can be no assurance that the Company’s clinical trials will be successful.

Contact:

Investors:
CEOcast, Inc.
James Young, 212-732-4300
or
Press:
ACT Corporate Communications
Bill Douglass, 646-450-3615
or
Russo Partners
Martina Schwarzkopf, Ph.D., 212-845-4292

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